* Portions of this marked Exhibit has been omitted pursuant to a request for confidential treatment and filed separately with the Commission.


                                                                   EXHIBIT 10.12

                                      DATED
                                      2002







                                    FS2 LIMITED                              (1)



                                       and



                               THERMEON CORPORATION                          (2)



                             -----------------------
                               SERVICES AGREEMENT
                             -----------------------

THIS AGREEMENT is made the ______________ day of _________________________ 2002

PARTIES

1. FS2 LIMITED a company duly existing and registered under the laws of England with company number 04102584 and whose registered office is at Carlton Tower 34 St Pauls Street Leeds LS1 2QB ("FS2");

2. THERMEON CORPORATION whose registered office is at 12241 Newport Avenue Santa Ana CA 92705 USA ("Thermeon").

RECITALS

A. Thermeon have agreed to provide to FS2 services and products in relation to the development and operation of the BSP Travellink Application.

B. Thermeon and FS2 have agreed to enter into this Agreement in order to record the terms upon which Thermeon will provide the services to FS2 set forth in this Agreement.

TERMS

1.   Definitions

In this Agreement unless inconsistent with the context or otherwise specified the following definitions will apply:

"Acceptance Date"
     means the date on which the Software is accepted or deemed to be accepted by FS2 pursuant to clause 11;

"Acceptance Tests"
     means the tests described in clause 11;

"Acceptance Notice"
     means the document  provided to Thermeon  after the  successful  testing of
     each  release  of  the  application  against  the  Development   Acceptance
     Criteria;

"Agreement"
     means these terms and the Schedules to them;

"Acquisition Agreement"
     means the agreement to be entered into between FS2 its shareholders and National Pizza Corporation LLC;

"BSP Carlink Interface"
     means the systems and processes for interfacing the BSP Travellink Application with car rental reservation and booking systems;

"BSP Travellink Application"
     means the internet based travel application jointly developed by the Consortium Participants providing distribution and settlement services to non-air vendors in the travel and tourism industries including but not limited to the software, screen displays, look and feel design elements, user interface, functional capabilities, dynamic screen handling routines, logic routines, keyword structure, data definitions and data relations that comprise the front-end user experience and enable interaction with the BSP Travellink service over the Internet or through other online connections;

"Business Day"
     means any day other than Saturday and Sunday or a public holiday in England;

"Change Management"
     means the procedure for the proper management of changes to the services provided;

"Confidential Information"
     means any and all information, in whatever form, whether tangible or intangible, and whether disclosed before or after this Agreement, which is now or at any time after the date of this Agreement owned or controlled by the parties and which is either marked as "Confidential" or is within the reasonable contemplation of the parties as being of a confidential nature and which is or has been supplied in connection with this Agreement;

"Consortium Participants"
     means Videcom International Limited whose registered office is at Newtown Road Henley on Thames RG9 1HG United Kingdom; Webb&Flo Inc. whose registered office is at P.O. Box 4869 420 East Third Street Whitefish Montana 59937 USA; Thermeon Corporation whose registered office is at 12241 Newport Avenue Santa Ana CA 92705 USA ("Thermeon"); and IATA;

"Deliverables"
     means the Software and the Documentation and all other materials to be produced or used by Thermeon and/or made available to FS2 during the Project including but not limited to the matters specified in the Project Definition Paper;

"Development Acceptance Criteria"
     means the list of elements that each release of the application will be tested against before acceptance is provided;

"Development Plan"
     means the documented list of tasks resources and allocations that will be used to monitor the Projects progress against plan;

"Development Services"
     means the development of the Software and the System by Thermeon in accordance with the specification document;

"Documentation"
     means the documentation described in the Project Definition Paper together with such operating manuals and other technical specifications and documents necessary to enable FS2 to use and to make any modifications to the Software;

"Equipment"
     means the computer equipment and operating systems specified in the Project Definition Paper;

"Exit Management"
     means the process by which all reasonable assistance will be provided by Thermeon to achieve a transfer of the Service to another service provider;

"First Level Support Services"
     means the initial handling point of any end-user enquiry by FS2 and or its appointed representative/s;

"FS2 Revenues"
     means the amounts invoiced to FS2 Travel Vendors for transactional processing, advertising, promotions, services and travel vendor participation in accordance with the Travel Supplier Agreements, such sum to be net of credit notes and sales taxes (VAT) and accounted for by FS2 in its monthly management accounts in accordance with accepted international accounting standards and subject to audit by the external auditors of FS2 for the purpose of its annual report and accounts;

"FS2 Travel Vendors"
     means those travel and tourism suppliers and service operators that have or will in the future contract for the Service;

"IATA"
     The International Air Transport Association;

"IDFS"
     a division of IATA known as Industry Distribution and Financial Services;

"Implementation Plan"
     means the list of tasks that require completion before the application is considered operational;

"Installation Site"
     means the location of the premises in which the Service will be undertaken;

"Intellectual Property"
     means patents, know-how and techniques (whether or not confidential and in whatever form held), registered and unregistered trademarks and service marks, copyright, database rights and in each case for the full periods of them and all extensions and renewals thereto and applications for any of them and the right to apply for any of them in any part of the world and any similar rights;

"Milestone"
     means as regards any of Thermeon's obligations to deliver any of the Deliverables or to perform any part of the Project the relevant date or stage set out in the Project Definition Paper or any other agreed date;

"Licensed Software"
     means the existing computer programs listed in [*] to be supplied by Thermeon to FS2 under this Agreement where the Intellectual Property remains with Thermeon;

"Project Definition Paper"
     means the document in [*] as amended from time to time in accordance with this Agreement;

"Personnel"
     means any individual provided by Thermeon to perform the services required;

"Phase"
     means a phase or stage of the Project as specified in the Project Definition Paper;

"Price and Payment Plan"
     means the financial remuneration package as detailed in [*] of this Agreement;

"Production Version"
     means the version of the BSP Travellink Application that is in use;

"Project"
     means the project for the supply of the Deliverables and the Service by Thermeon under this Agreement;

"Rate Card"
     means the standard rate card terms of Thermeon as detailed in [*];

"Second Level Support Services"
     means support provided after the representative of FS2 and or any other organisation has provided the First Level Support Services;

"Service"
     means software development, maintenance, and support, as well as consulting and other requirements of this Agreement;

"Service Level Agreement"
     means the documented levels of services to be mutually agreed and which once agreed will be deemed incorporated in and subject to the terms and conditions of this Agreement;

"Software"
     means the computer programs and source code to be developed by Thermeon specifically for FS2 under this Agreement as briefly described in the Project Definition Paper and in the form of a design document to be concluded within 30 days of the date of this Agreement to be added to [*];

"Software Maintenance Agreement"
     means the level of support as determined in accordance with clause 16 of this Agreement;

"Specification"
     means the specification of the Software describing the intended functions and facilities for the Software as set out in the Project Definition Paper;

"Sub-Contractor"
     means any person, firm or company (other than Thermeon) to whom any part of the Project is sub-contracted;

"Support Services"
     means the software support and infrastructure services specified in the Service Level Agreement which are to be provided by Thermeon to FS2;

"System"
     means the hardware software infrastructure and intellectual property that combine to provide the BSP Travellink Application;

"Term"
     means the period indicated in clause 30;

"Territory"
     means the World;

"Third Party"
     means any other organisation with whom Thermeon and/or the Consortium Participants must cooperate;

"Travel Supplier Agreements"
     means the agreement to be concluded between FS2 and its customers. 2. Conditions

2.1 This Agreement is conditional upon execution and completion of the Acquisition Agreement.

2.2 In the event that the Acquisition Agreement is not completed by 30 September 2002 then this Agreement shall at the option of either party be terminable on 7 days written notice at which time subject to the provisions of this Agreement all obligations of the parties to each other shall cease forthwith. FS2 acknowledges its responsibility to address any outstanding liabilities accrued prior to the date of termination.

2.3  FS2 undertake to notify Thermeon when this Agreement becomes unconditional.

3.   Duties and obligations of Thermeon

In addition to the responsibilities of Thermeon detailed in clause 8:

3.1 Thermeon agrees to design and write the Software and Documentation and provide the Services all as described in the Project Definition Paper and in accordance with and subject to the terms of this Agreement.

3.2 Subject to clause 4.9 Thermeon acknowledges that the Licensed Software and Software are to be used in connection with the BSP Travellink Application and in conjunction with the Equipment. Thermeon acknowledges that it has been supplied with sufficient information about the Specification and the Equipment and that it has made all appropriate enquiries to enable it to undertake the Project in accordance with this Agreement. Thermeon will promptly bring to the attention of FS2's Project Representative any matter which is not adequately specified or defined in the Specification and any other relevant specification or document.

3.3 Thermeon may employ Sub-Contractors for carrying out any part of the Project. Thermeon will not be relieved of any of its obligations under this Agreement by entering into any sub-contract for the performance of any part of the Project and will at all times remain primarily responsible and liable to FS2 for the conduct of the Sub-Contractors.

3.4 Thermeon shall carry out the Project with reasonable care and skill in a professional and businesslike manner and in accordance with accepted industry practices using appropriately qualified and experienced Personnel. In particular, but not by limitation, Thermeon will use all reasonable endeavours to achieve completion of each Phase of the Project by the relevant Milestone in the Project Definition Paper.

3.5 Thermeon shall be entitled in relation to the Software to undertake such acts in the United Kingdom as may be restricted by copyright by virtue of the Copyright and Designs Patents Act 1988 solely insofar as this is necessary to enable Thermeon to perform its obligations under the Project. All Intellectual Property in the Software and any other Intellectual Property of FS2 disclosed during or as a consequence of the Project shall at all times remain vested in FS2.

3.6 Thermeon will provide ongoing support and maintenance of the BSP Travellink Application in accordance with the Service Level Agreement once it is moved from pre-implementation to an operational environment.

3.7 Thermeon will prepare, provide to FS2 and maintain a set of technical and functional specifications in electronic format and in the English language or any additional documentation that may be required as mutually agreed between the parties.

3.8  Thermeon will use its best endeavours to achieve the objectives laid out in
     this  Agreement  and  not  to  unreasonably   prevent   conclusion  of  any
     outstanding actions or items.

3.9 Thermeon shall deposit the current version of the Licensed Software and the Software with a recognised escrow agent. The costs associated with the escrow agent shall be met by FS2.

4.   Duties and obligations of FS2

With effect from the date of this Agreement and during the Term, FS2 will:

4.1 Make available to Thermeon all staff reasonably required to assist in the provision of the Service;

4.2  Secure necessary data provision before during and after implementation;

4.3 Provide such office facilities and equipment as may be reasonably required for the purposes of allowing Thermeon to fulfil its obligations under this Agreement;

4.4 Provide such information relating to IATA's IDFS business as Thermeon may reasonably require to allow Thermeon to fulfil its obligations under this Agreement;

4.5 Actively promote through the existing network of IATA's BSP Operations' offices world-wide the BSP Travellink Application with the objective of deploying it on a world-wide basis without limitation to the travel and associated industries;

4.6 Use its reasonable endeavours to secure contractual agreements with participating travel suppliers, and manage such relationships thereafter;

4.7 Provide technical and customer support, build and promote travel agent distribution, and provide all necessary financial settlement and accounting systems necessary for the fulfilment for the Project;

4.8 Reimburse reasonable travel and accommodation expenses to Thermeon that shall not be incurred without the prior consent of FS2;

4.9 Provide all information necessary to Thermeon to allow it to undertake the obligations referred to in clause 3.2 from time to time;

4.10 Make payments to Thermeon pursuant to the provisions specified and contained in [*] of this Agreement.

5.   Mutual obligations

     The parties will mutually co-operate to identify the best technology and means to provide the BSP Travellink Application in the most effective and efficient manner, not limited to technology platform or software and the parties will co-operate with all other appointed service providers in a professional and businesslike manner.

6.   Acknowledgements

6.1 Thermeon acknowledges that it has been supplied with sufficient information about the business requirements of FS2 to enable it to provide and perform the Service.

6.2 Thermeon will not be entitled to any additional payment nor excused from any liability under this Agreement as a consequence of any negligent misinterpretation of any matter or fact based on the Specification or the Project Definition Paper or other technical requirements.

6.3 All right title and interest and Intellectual Property in the Software shall at all times vest in FS2.

6.4 Thermeon unconditionally irrevocably and in perpetuity waives all moral and authors rights and rights of a similar nature under the laws of any jurisdiction in respect of the Software and any other copyright arising as a consequence of participation by Thermeon in the development of the Software and will procure such a waiver on the same terms from each member of the Personnel at any time.

6.5 At the request of FS2 Thermeon will at its expense do all such things and sign all documents or instruments reasonably necessary to enable FS2 to obtain its rights under sub clauses 6.3 and 6.4.

6.6 In so far as it may be necessary to give effect to the provisions of sub-clauses 6.3 and 6.4 Thermeon hereby assign with full title guarantee all present and future intellectual property it may now or in the future own in the Software.

6.7 Thermeon shall grant to FS2 an unconditional irrevocable perpetual world-wide licence to use the Licensed Software exclusively in connection with the utilisation of the BSP Travellink Application subject to payment by FS2 of the payments due to Thermeon pursuant to [*].

7.   Development

7.1 Subject to the remaining provisions of this Clause Thermeon have been appointed as the primary developer and product development consultant for the BSP Carlink Interface provided that the terms proposed by Thermeon in relation to the development of the BSP Carlink Interface are commercially acceptable to FS2 and subject always to the proviso that FS2 may seek alternative assistance with the development of the BSP Carlink Interface if the proposals of Thermeon are not acceptable to FS2.

7.2 If the parties agree that Thermeon will provide any Development Services Thermeon will deliver and perform the Development Services with all reasonable skill speed accuracy and due diligence in accordance with the Development Plan and delivery date(s) specified.

7.3 Thermeon will demonstrate to FS2 that any enhancements or modifications to the BSP Travellink Application undertaken by Thermeon as part of the Development Services will perform in all material aspects with Development Acceptance Criteria specified in the Development Plan.

7.4 The enhancements or modifications to the BSP Travellink Application undertaken by Thermeon as part of the Development Services will, immediately following issue of an Acceptance Notice by FS2, be deemed included in and subject to the terms and conditions of this Agreement for the purpose of the provision of the Support Services.

7.5 Notwithstanding any other provision in this Agreement, Thermeon will not be obliged to provide Support Services in relation to any modifications, enhancements or developments to the BSP Travellink Application which are undertaken by FS2, any Third Party or Consortium Partner.

8.   Services to be provided by Thermeon

8.1  Thermeon hereby undertakes to FS2 to:

     8.1.1     [*]


     8.1.2     [*]


     8.1.3     [*]


     8.1.4     [*]


     8.1.5     ensure liaison and co-operation between Consortium Participants;

     8.1.6 provide second line support for the network and system administrators and conform to the elements of the Service Level Agreement, including uptime, reliability and performance and penalties for failure to achieve;

     8.1.7 develop the BSP Carlink Interface in accordance with the industry needs in order to maximise the impact and potential of sales therein;

     8.1.8 provide Project Management including use of resource management and tracking, budget control and project life cycle techniques;

     8.1.9     provide consulting services on an ad hoc basis; and

     8.1.10    participate  in  regular   multi-party  or  consortium   meetings
               throughout the lifecycle of the Project.

9.   Change control

9.1 At any time during the Term FS2 may in writing request changes to any part of the Project.

9.2 Thermeon will use its best endeavours to evaluate any such request and as soon as reasonably practicable thereafter advise FS2 in writing of whether it is prepared to implement the requested change and of any effect such change may have on this Agreement.

9.3 Should FS2 wish to proceed with the proposed change, it will instruct Thermeon in writing of its wish after receipt of Thermeon's response given pursuant to clause 9.2. Those parts of this Agreement affected by the change will then be deemed to be modified accordingly.

9.4 Until any change is formally agreed between Thermeon and FS2 Thermeon will continue to perform the Project as if the change had not been proposed.

9.5  [*]

9.6 The Change Management process will be documented in a jointly agreed and revised Service Level Agreement.

10.  Contract Management

10.1 Each party will appoint a senior member of its staff (`the Project Representative') to act as the principal point of contact for the purposes of this Agreement.

10.2 Thermeon will provide written progress reports at such frequencies as will be agreed from time to time, but no less frequently than once per calendar month.

10.3 Progress meetings to discuss progress reports and other relevant issues will be held weekly or at such other frequencies as agreed by the parties. Such meetings may be conducted by telephone or by the use of net meeting software. Such meetings may include the Consortium Participants.

10.4 Minutes of these meetings will be taken by Thermeon and sent to FS2 within 5 working days of the meeting for FS2's approval. Only minutes so approved will be treated as an accurate record of such meetings.

10.5 The Project Representatives will identify and review any failures by Thermeon to comply with its obligations under this Agreement and will formulate a plan to remedy such failures. Progress in implementing such plan will be included on the agenda for the next following review session.

10.6 Any critical unresolved issue identified by the Project Representatives will be notified to a director appointed for the purpose by each of the parties to this Agreement within one week of identification for resolution.

11.  Acceptance Procedure

11.1 FS2 and Thermeon will jointly prepare a test specification setting out the criteria and procedures for the acceptance of the Software (`the Acceptance Specification') which is suitable to demonstrate that the Software complies with and performs in accordance with the Specification and is otherwise properly functioning and fit for licensing and use by end users.

11.2 If required by FS2, and subject to agreement between the parties as to the associated costs and expenses, Thermeon will have no less than two suitably experienced Personnel involved with the development of the Software available on call at FS2's request to attend the Installation Site to assist FS2 and provide advice on matters relating to the conduct of the Acceptance Tests.

11.3 If any part of the Software fails to pass its applicable Acceptance Tests Thermeon will be given such time and facilities as are reasonable in all the circumstances to rectify such part of the Software and repeat those Acceptance Tests applying to such part within a reasonable time but in any event within the time period defined in the Service Level Agreement after the failure to pass the applicable Acceptance Tests.

11.4 If the Software or any part of it being tested fails to pass its applicable Acceptance Tests after two repeat Acceptance Tests are conducted then FS2 may by written notice to Thermeon elect at its option:

     11.4.1    [*];

     11.4.2 to accept the Software or part (the abatement being such amount as taking into account the circumstances is reasonable); or

     11.4.3 to reject the entire Software in which case FS2 may terminate this Agreement at any time after rejection on written notice with immediate effect, subject to the termination provisions set forth in Section 21.1.1.

11.5 The issue of any interim Acceptance Notice on successful completion of the Acceptance Tests for any particular part of the Software will not affect FS2's right to reject any accepted part if any later part of the Software fails to pass the Acceptance Tests.

11.6 Acceptance of the Software will occur or be deemed to occur on the earliest of either:

     11.6.1 the date of successful completion of all stages of the Acceptance Tests as acknowledged by FS2 signing an Acceptance Notice; or

     11.6.2    the date the Software is first put into operational use by FS2.

11.7 The Acceptance Test procedure will be documented in the jointly agreed Service Level Agreement.

12.  Inspection

12.1 Subject to providing Thermeon with reasonable prior written notice (not less than seventy two (72) hours) FS2 will be entitled at all times during the Term to inspect and examine the development techniques and workmanship being used in the performance of the Services. Such inspection and examination will not be deemed to relieve Thermeon from any of its obligations under this Agreement.

12.2 Thermeon will permit FS2 or a Third Party, not in direct competition with Thermeon, of its choice to carry out audits at Thermeon's premises from which the Service is provided in order to check processes defined under the provision of Service. The FS2 Project Representative will give not less than seventy two (72) hours written notice to Thermeon before commencing such audit.

13.  Payment Terms

13.1 Subject to compliance by Thermeon with the obligations referred to in this Agreement FS2 shall make payment to Thermeon in accordance with the provisions of [*].

13.2 Thermeon shall be entitled to subscribe for 1% of the authorised share capital of FS2 at par value. Thermeon will receive rights in parallel with other founder shareholders.

13.3 In addition to the payments referred to in clause 13.1 Thermeon shall subject to clause 21 and 13.4 receive the licence and incentive fees referred to in [*].

13.4 In the event that the Licensed Software ceases to be used by FS2 at any time during the term of this Agreement the obligation to make the payments detailed in [*] shall cease forthwith.

14.  Ownership rights

14.1 All right, title and interest and Intellectual Property in the Deliverables, except that vested in third party software necessary for the Project, shall at all times vest in FS2 unless Thermeon have used pre-existing software or provided Licensed Software in which Thermeon already holds Intellectual Property Rights. Both parties to this Agreement agree to identify and record the respective Intellectual Property Rights within 90 days of the date of signing this Agreement.

14.2 Insofar as it may be necessary to give effect to the provisions of sub-clause 14.1 Thermeon hereby assigns with full title guarantee all present and future Intellectual Property it may now or in the future own in the Deliverables (excluding pre-existing software or provided Licence Software in which Thermeon already holds Intellectual Property Rights).

14.3 Thermeon unconditionally, irrevocably and in perpetuity waives all moral and author's rights and rights of a similar nature under the laws of any jurisdiction in respect of the Deliverables (excluding pre-existing software or provided Licence Software in which Thermeon already holds
     Intellectual Property Rights) and any other copyright arising as a consequence of the Project and will procure such a waiver on the same terms from each member of the Personnel.

14.4 At any time at the request of FS2, Thermeon will at its expense do all such things and sign all documents or instruments reasonably necessary to enable FS2 to obtain its rights under sub-clauses 14.1 to 14.3.

15.  Warranties

15.1 Thermeon warrants and undertakes:

     15.1.1 that the Deliverables shall be original works and shall not infringe the Intellectual Property Rights or other rights of any third party;

     15.1.2 that the Service will meet the Specification and/or subsequent amendments to the Specification and the Service Level Agreement;

     15.1.3 that it will use its best endeavours in accordance with acceptable computing practice to make good with all possible speed at its own expense any breach of the warranties referred to in sub-clause 15.1.1 in any portion of the Software and/or System and/or Service which may be identified in the Acceptance Notice and/or is notified to Thermeon during a twelve (12) month period after the commencement of such Service;

     15.1.4 that it is not aware as at the date of this Agreement of anything which might or will adversely affect its ability to perform its obligations under this Agreement;

     15.1.5    that as at the Acceptance Date:

          15.1.5.1  the Software will run on the Equipment;

          15.1.5.2 the design of the Software will be suitable to fulfil the matters specified in the Project Definition Paper and will be properly functioning and fit for provision to end users and the Software will perform and function in accordance with the Specification;

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

     15.1.6 that the Documentation will enable suitably qualified personnel of FS2 to make proper use of the Software;

     15.1.7 that the Deliverables will conform to all applicable health and safety regulations and other applicable laws existing at the date of this Agreement;

     15.1.8 that it has the power to enter into this Agreement and has obtained all necessary approvals to do so;

     15.1.9 that it will use all reasonable endeavours to ensure that the Software supplied and installed on the Equipment will be free of computer viruses and will have undergone rigorous virus checking procedures in line with current industry best practice and will provide details to FS2 of such checking procedures;

     15.1.10 that the Software and the Equipment will comply with all statutory requirements and regulations and all codes of conduct relating thereto including all relevant British Standards (or equivalent) agreed in writing by FS2;

     15.1.11 that the Software will be free from material errors defects or faults (latent or otherwise) including (without limitation) design faults or software program faults the Software will provide the facilities functions and standards of performance set out in the Project Definition Paper.

15.2 Without prejudice to any other rights and remedies of FS2 Thermeon will be responsible, without charge to FS2, for rectifying within a reasonable period of time by repair, or at Thermeon's option by supply of a replacement, any defect which under proper use, care and maintenance appears in the Deliverables.

16.  Software Maintenance

The parties will enter into the Software Maintenance Agreement within 90 days of the date of this Agreement.

17.  Indemnity

17.1 Thermeon will indemnify FS2 against all costs, claims, demands, expenses and liabilities to the extent the Deliverables or any of them infringe the Intellectual Property Rights of any third party.

17.2 If either FS2's possession or use of the Deliverables is held by a court of competent jurisdiction to constitute an infringement of a third party's Intellectual Property Rights or Thermeon is advised by legal counsel that such possession or use is likely to constitute such an infringement, Thermeon will without prejudice to any other rights and remedies of FS2 promptly and at its own expense and at FS2s option:

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

     17.2.1    obtain for FS2 the right to continue using the Deliverables; or

     17.2.2 modify or replace the Deliverables (without detracting from the functionality specified in the Specification) so as to avoid infringement.

17.3 Whenever Thermeon is required to indemnify FS2 under the terms of this Agreement the indemnity is conditional upon FS2 (i) notifying Thermeon promptly upon becoming aware of any matter or claim to which the indemnity relates; (ii) not making any admission or settlement in respect of such matter or claim without the prior consent of Thermeon (such consent not to be unreasonably withheld or delayed) provided that if FS2 intends to make any admission or settlement on grounds that Thermeon has unreasonably withheld or delayed its consent it shall first give Thermeon at least 21 days prior notice of that intention; and (iii) allowing Thermeon, where appropriate to have conduct of negotiations and/or proceedings relating to such matter or claim or, where it is not appropriate for Thermeon to have conduct of such negotiations and/or proceedings, FS2 complying with Thermeon's reasonable request in the conduct of any such negotiations and/or proceedings.

18.  Confidentiality

18.1 For the purposes of this clause "Confidential Information" means all information (whether commercial, financial, technical or otherwise) relating to the disclosing party, its Sub-Contractors, other customers and suppliers, disclosed to or otherwise obtained by the recipient party under or in connection with the Project and this Agreement and which is designated as being confidential or which is by its nature clearly confidential. For the avoidance of doubt the source code of the Software is the Confidential Information of FS2.

18.2 Each party undertakes in respect of Confidential Information for which it is the recipient:

     18.2.1    to treat such information as confidential;

     18.2.2 not without the disclosing party's prior written consent to communicate or disclose any part of such information to any person except:

          18.2.2.1 only to those employees, agents, Sub-Contractors and other suppliers on a need to know basis who are directly involved in the Project;

          18.2.2.2 the recipient's auditors, professional advisers and any other persons or bodies having a legal right or duty to have access to or knowledge of the Confidential Information in connection with the business of the recipient;

     18.2.3 to ensure that all persons and bodies mentioned in clause 18.2.2 are made aware, prior to disclosure, of the confidential nature of the Confidential Information and that they owe a duty of confidence to the disclosing party and to use all reasonable endeavours to ensure that such persons and bodies comply with the provisions of this clause;

     18.2.4    not  to  use  or  circulate  such  information   within  its  own
               organisation except to the extent necessary for the purposes of the Project.

18.3 The  obligations  in  this  clause  will  not  apply  to  any  Confidential
     Information:

     18.3.1 in the recipient's possession (with full right to disclose) before receiving it; or

     18.3.2 which is or becomes public knowledge other than by breach of this clause; or

     18.3.3 independently developed by the recipient without access to or use of the Confidential Information; or

     18.3.4 lawfully received from a third party (with full right to disclose).

18.4 Nothing in this Agreement will prevent Thermeon at any time from using for any purpose it thinks fit any know-how or experience including programming tools, skill and techniques, gained or arising from the performance of the Project, subject always to complying with the obligations in this clause in respect of the Confidential Information of FS2.

19.  Personnel

19.1 Thermeon and FS2 will use all reasonable endeavours to maintain continuity in respect of the Personnel for the duration of the Term.

19.2 Thermeon will ensure that all Personnel comply with all relevant safety security and on site regulations specified in writing from time to time by FS2 for Personnel working on FS2's premises.

19.3 FS2 and Thermeon shall ensure that no Intellectual Property in the Deliverables will vest in any Personnel.

19.4 FS2 will not solicit any employees or Sub-Contractors of Thermeon directly for FS2 or in connection with the operation of the BSP Travellink Application for three years beyond the expiration or termination of the Term without the express written consent of Thermeon .

20.  Liability and Insurance

20.1 Subject to the provisions of clauses 15.1.1, 17 and 18 neither party shall be liable to the other for any indirect or consequential loss or damage (including loss of profit business or anticipated savings) however arising regardless of whether such losses were foreseeable. Nothing in this
     Agreement   limits  liability  for  death  or  personal  injury  caused  by negligence.

20.2 Thermeon will maintain in force at all times insurance with a reputable insurance company covering third party liability, employer's liability and errors and omissions insurance and its other liabilities under this Agreement of at least $1,000,000 per occurrence or series of connected occurrences.

21.  Termination

21.1 Either party may terminate this Agreement following the expiration of the period of 45 days after delivery to the other party of written notice in the event of any of the following if not remedied:

     21.1.1 if either party is guilty of a material breach of the terms of this Agreement which breach if capable of remedy is not remedied by the party in breach within 45 days of receipt in writing of notice of such breach;

     21.1.2    if the other party ceases  to carry on its business;

     21.1.3 if a receiver, administrator or similar officer is appointed over all or any part of the assets or undertaking of the other party;

     21.1.4 if the other party makes any arrangement for the benefit of its creditors; or

     21.1.5 if the other party goes into liquidation save for the purposes of a genuine amalgamation or reconstruction.

21.2 Upon termination of this Agreement for whatever cause, Thermeon shall immediately deliver to FS2 any Confidential Information belonging to FS2 as well as all Software or such part thereof as may have been created and the Documentation.

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

21.3 Subject to Clause 13.4 termination of this Agreement will not affect any rights of the parties accrued to them up to the date of termination, or any rights and obligations which are intended to survive termination including the license and incentive fees detailed in [*].

21.4 Upon termination of this Agreement both parties will mutually cooperate with each other on commercial terms to be agreed at the time to reach and agree on a proper Exit Management Strategy where both parties shall act reasonably at all times.

22.  Force Majeure

22.1 Neither party will be liable for any delay in performing or failure to perform any of its obligations under this Agreement caused by events beyond its reasonable control ("Force Majeure Event").

22.2 The party claiming the Force Majeure Event will promptly notify the other in writing of the reasons for the delay or stoppage (and the likely duration) and will take all reasonable steps to overcome the delay or stoppage.

22.3 If that party has complied with clause 22.2 its performance under this Agreement will be suspended for the period that the Force Majeure Event continues, and the party will have an extension of time for performance which is reasonable and in any event equal to the period of delay or stoppage. As regards such delay or stoppage:

     22.3.1 any costs arising from the delay or stoppage will be borne by the party incurring those costs;

     22.3.2 either party may, if the delay or stoppage continues for more than 60 continuous days, terminate this Agreement with immediate effect on giving written notice to the other and neither party will be liable to the other for such termination; and

     22.3.3 the party claiming the Force Majeure Event will take all necessary steps to bring the Event to a close or to find a solution by which the Agreement may be performed despite the Event.

23.  Notices

All notices to be given under this Agreement will be in writing and will be sent to the address of the recipient shown on the front page of this Agreement or any other address the recipient may designate by notice given in accordance with this clause. Notices may be delivered personally, by first class pre-paid letter or facsimile transmission. Notices will be deemed to have been received:

23.1 by hand delivery-at the time of delivery;

23.2 by first class post-48 hours after the date of mailing;

23.3 by   facsimile   transmission-immediately   on   transmission   provided  a
     confirmatory copy is sent by first class pre-paid post or by hand by the end of the next business day.

24.  Waiver

No delay or failure by either party to exercise any of its powers, rights or remedies under this Agreement will operate as a waiver of them nor will any single or partial exercise of any such powers, rights or remedies preclude any other or further exercise of them. Any waiver to be effective must be in writing. The remedies provided in this Agreement are cumulative and not exclusive of any remedies provided by law.

25.  Severability

If any part of this Agreement is found by a court of competent jurisdiction or other competent authority to be invalid, unlawful or unenforceable then such part will be severed from the remainder of this Agreement which will continue to be valid and enforceable to the fullest extent permitted by law.

26.  Order of precedence

In the event of any conflict or inconsistency between the various documents forming this Agreement the body of this Agreement shall take precedence over the Schedules.

27.  Whole agreement

27.1 This Agreement is the complete and exclusive statement of the agreement between the parties relating to the subject matter of this Agreement and supersedes all previous communications, representations and other arrangements, written or oral.

27.2 Except as otherwise permitted by this Agreement, no change to its terms will be effective unless it is in writing and signed by persons authorised on behalf of both parties.

28.  Third Party Rights

No one who is not a party to this Agreement is intended to or may benefit from its terms because of the Contracts (Rights of Third Parties) Act 1999.

29.  Assignment

Either party may transfer or assign this Agreement with the prior written consent of the other party such consent not to be unreasonably withheld.

30.  Term

This Agreement shall commence on the date of signature and continue for a period of five years with either party having an option to renew for a further five years subject to the terms of this Agreement.

31.  Governing Law

This Agreement will be construed in accordance with and governed by the law of England and Wales. Any dispute arising shall be referred to an arbitrator appointed jointly by the parties or by the President of the Law Society of England and Wales in the event of a failure to agree. Headings have been included for convenience only and will not be used in construing any provision in this Agreement.

32.  Payments

32.1 All payments  pursuant to this Agreement shall be made by FS2 within thirty
     (30) days of the due date at the end of the quarter or other period to which they relate. If any payment is required to be made on a day that is not a Business Day, it may be made on the next following Business Day.

32.2 If FS2 fails to pay in full on the due date any amount which is payable to Thermeon pursuant to this Agreement then, without prejudice to clause 21, the amount outstanding shall bear interest, both before and after any judgment, at two (2) percent per annum over the Citibank US Dollar prime lending rate from time to time from the due date until payment is made in full.

AS WITNESS the hands of the parties to this Agreement or their duly authorised representatives on the date written on page 1 of this Agreement




EXECUTED AS A DEED by                       )
FS2 Limited acting by:-                     )

                                             Director
                                             Director/Secretary




EXECUTED AS A DEED by                       )
Thermeon Corporation acting by:-            )

                                             Director
                                             Director/Secretary